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                                                                     EXHIBIT 2.1


                          PLAN AND AGREEMENT OF MERGER


THIS PLAN AND AGREEMENT OF MERGER, dated April 23, 1996 (the "Agreement"), is entered into between SPORTS & RECREATION REINCORPORATION, INC., a Florida corporation ("FLORIDA") and SPORTS & RECREATION, INC., a Delaware corporation ("SPORTS").

                                    RECITALS

         A. SPORTS has an aggregate authorized capital of 100,000,000 shares of Common Stock, par value of $0.01 per share (the "SPORTS Common Stock"), of which, as of March 15, 1996, 19,778,031 were duly issued and outstanding.

         B. FLORIDA has an aggregate authorized capital stock of 100,000,000 shares of Common Stock, par value of $0.01 per share (the "FLORIDA Common Stock"), of which 19,778,031 shares have been duly issued and are now outstanding.

         C. The respective Boards of Directors of FLORIDA and SPORTS believe that the best interests of FLORIDA and SPORTS and their respective stockholders will be served by the merger of SPORTS with FLORIDA under and pursuant to the provisions of this Agreement and the Delaware General Corporation Law and the Florida General Corporation Act.


                                   AGREEMENT

         In consideration of the Recitals and of the mutual agreements contained in this Agreement, the parties hereto agrees as set forth below.

1.       MERGER

         SPORTS shall be merged with and into FLORIDA (the "MERGER").

2.       SHAREHOLDER APPROVAL

         Prior to the filing of this Agreement or a certificate of merger with the Secretary of State of Delaware, or of Articles of Merger with the Secretary of State of Florida, the majority of the outstanding shares of SPORTS entitled to vote at the 1996 Annual Meeting of Stockholders of SPORTS shall have approved this Agreement and the transaction contemplated hereby.

3.       EFFECTIVE DATE

         The Merger shall become effective immediately upon the later of the filing of this Agreement or a certificate of merger with the Secretary of State of Delaware in accordance with the Delaware General Corporation Law and the filing of articles of merger with the Secretary of State of Florida in accordance with the Florida General Corporation Act. The time of such effectiveness is hereafter called the "Effective Date".

4.       SURVIVING CORPORATION

         FLORIDA shall be the surviving corporation of the Merger and shall continue to be governed
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by the Laws of the State of Florida. On the Effective Date, the separate corporate existence of SPORTS shall cease.

5.       NAME OF SURVIVING CORPORATION

         On the Effective Date, the Articles of Incorporation of FLORIDA shall be amended to change the name of FLORIDA to "SPORTS & RECREATION, INC."

6.       CERTIFICATE OF INCORPORATION

         Except as provided in Section 4, the Articles of Incorporation of FLORIDA as they exist on the Effective Date shall be the Articles of Incorporation of FLORIDA following the Effective Date, unless and until the same shall thereafter be amended or repealed in accordance with the Laws of the State of Florida.

7.       BYLAWS

         The Bylaws of FLORIDA as they exist on the Effective Date shall be the Bylaws of FLORIDA following the Effective Date, unless and until the same shall be amended or repealed in accordance with the provisions thereof and the laws of the State of Florida.

8.       BOARD OF DIRECTORS AND OFFICERS

         The members of the Board of Directors and the officers of SPORTS immediately prior to the Effective Date shall be the members of the Board of Directors and the officers, respectively, of FLORIDA following the Effective Date, and such persons shall serve in such offices for the terms provided by Law or in the Bylaws, or until their respective successors are elected and qualified.

9.       RETIREMENT OF OUTSTANDING FLORIDA STOCK

         Forthwith upon the Effective Date, each of the 19,778,031 shares of the FLORIDA Common Stock presently issued and outstanding shall be retired, and no shares of FLORIDA Common Stock or other securities of FLORIDA shall be issued in respect thereof.

10.      CONVERSION OF OUTSTANDING SPORTS STOCK

         Forthwith upon the Effective Date, each issued and outstanding share of SPORTS Common Stock and all rights in respect thereof shall be converted into one fully-paid and nonassessable share of FLORIDA Common Stock, and each certificate representing shares of SPORTS Common Stock shall for all purposes be deemed to evidence the ownership of the same number of shares of FLORIDA Common Stock as are set forth in such certificate. Certificates of SPORTS Common Stock presented for transfer following the Effective Date will be replaced with certificates for the same number of shares of FLORIDA Common Stock.

11.      STOCK OPTIONS, WARRANTS AND CONVERTIBLE DEBT

         Forthwith upon the Effective Date, each stock option, stock warrant, convertible debt instrument and other right to subscribe for or purchase shares of SPORTS Common Stock shall be converted into a stock option, stock warrant, convertible debt instrument or other right to subscribe for or purchase the same number of shares of FLORIDA Common Stock, and each certificate, agreement, note or other
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document representing such stock option, stock warrant, convertible debt instrument or other right to subscribe for or purchase shares of SPORTS Common Stock shall for all purposes be deemed to evidence the ownership of a stock option, stock warrant, convertible debt instrument or other right to subscribe for or purchase of FLORIDA Common Stock.

12.      RIGHTS AND LIABILITIES OF FLORIDA

         At and after the Effective Date, and all in the manner of and as more fully set forth in Section 607,1106 of the Florida General Corporation Act and
Section 259 of the Delaware General Corporation Law, the title to all real estate and other property, or any interest therein, owned by each of SPORTS and FLORIDA shall be vested in FLORIDA without reversion or impairment; FLORIDA shall succeed to and possess, without further act or deed, all estates, rights, privileges, powers, and franchise, both public and private, and all of the property, real, personal and mixed of each of SPORTS and FLORIDA without reversion or impairment; FLORIDA shall thenceforth be responsible and liable for all the liabilities and obligations of each SPORTS and FLORIDA; any claim existing or action or proceeding pending by or against SPORTS or FLORIDA may be continued as if the Merger did not occur or FLORIDA may be substituted for SPORTS in the proceeding; neither the rights of creditors nor any liens upon the property of SPORTS or FLORIDA shall be impaired by the Merger; and FLORIDA shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the Merger.

13.      TERMINATION

         This Agreement may be terminated and abandoned by action of the respective Boards of Directors of SPORTS and FLORIDA at any time prior to the Effective Date, whether before or after approval by the stockholders of either or both of the parties hereto.

14.      AMENDMENT

         The Boards of Directors of the parties hereto may amend this Agreement at any time prior to the Effective Date; provided that an amendment made subsequent to the approval of this Agreement by the stockholders of either of the parties hereto shall not: (a) change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of the parties hereto, (b) change any term of the Articles of Incorporation of FLORIDA, or (c) change any other terms or conditions of this Agreement if such change would adversely affect the holders of any capital stock of either party hereto.

15.      REGISTERED OFFICE

         The registered office of FLORIDA in the State of Florida is located at 501 East Kennedy Blvd., Suite 1700, Tampa, FL 33602, and Fowler, White, Gillen, Boggs, Villareal and Banker, P.A. is the registered agent of FLORIDA at such address.

16.      INSPECTION OF AGREEMENT

         Executed copies of this Agreement will be on file at the principal place of business of FLORIDA at 4701 W. Hillsborough Avenue, Tampa, FL 33614. A copy of this Agreement shall be furnished by FLORIDA, on request and without cost, to any stockholder of either SPORTS or FLORIDA.
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17.      GOVERNING LAW

         This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the Laws of the State of Florida.

18.      SERVICE OF PROCESS

         On and after the Effective Date, FLORIDA agrees that it may be served with process in Delaware in any proceeding for enforcement of any obligation of SPORTS or FLORIDA arising from the Merger.

19.      DESIGNATION OF DELAWARE SECRETARY OF STATE AS AGENT FOR SERVICE OF
         PROCESS

         On and after the Effective Date, FLORIDA irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any suit or other proceeding to enforce the rights of any stockholders of SPORTS or FLORIDA arising from the Merger. The Delaware Secretary of State is requested to mail a copy of any such process to FLORIDA at 501 East Kennedy Blvd., Suite 1700, Tampa, FL 33602, Attention: Fowler, White, Gillen, Boggs, Villareal and Banker, P.A.

         IN WITNESS WHEREOF, each of the parties hereto, pursuant to authority duly granted by their respective Board of Directors, has caused this Plan and Agreement of Merger to be executed, respectively, by its President and attested by its Secretary.

                                              SPORTS & RECREATION
                                              REINCORPORATION, INC.
                                              a Florida corporation
ATTEST:

/s/  Susan L. Jump                            By: /s/  Stephen Bebis
------------------------                         ------------------------
Secretary                                     Name: Stephen Bebis
                                              Its:   President




                                              SPORTS & RECREATION, INC.
                                              a Delaware corporation
ATTEST:


/s/  Susan L. Jump                            By: /s/  Stephen Bebis
------------------------                         ------------------------
Secretary                                     Name: Stephen Bebis
                                              Its:   President
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                 AMENDMENT TO THE PLAN AND AGREEMENT OF MERGER


         THIS AMENDMENT is made and entered into this 18th day of December, 1996, by and between SPORTS & RECREATION, INC., a Delaware corporation ("SPORTS"), and SPORTS & RECREATION REINCORPORATION, a Florida corporation ("FLORIDA"). All terms not defined herein shall have the meanings ascribed to them in that certain Plan and Agreement of Merger dated the 23rd day of April, 1996 (the "Merger Agreement") by and between SPORTS and FLORIDA.

                              W I T N E S S E T H:

         WHEREAS, SPORTS AND FLORIDA entered into the Merger Agreement dated the 23rd day of April, 1996 whereby SPORTS AND FLORIDA agreed to merge.

         WHEREAS, the Shareholders of SPORTS approved the Merger Agreement at a meeting of the shareholders on June 12, 1996.

         WHEREAS, the Board of Directors of FLORIDA approved the Merger Agreement in an Action by Written Consent of the Board of Directors on April 23, 1996.

         WHEREAS, SPORTS and FLORIDA now desire to amend the Plan and Agreement of Merger;

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree to amend the Plan and Agreement of Merger as follows:

Paragraph 5 of the Plan and Agreement of Merger shall be stricken and the following paragraph shall be substituted in its place:



5.       NAME OF SURVIVING CORPORATION

         On the Effective Date, the Articles of Incorporation of Florida shall be amended to change the name of FLORIDA to "Sports & Recreation, Inc." or such other name that has been adopted by SPORTS prior to the Effective Date of the merger.
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     THIS AMENDMENT is being entered into this 18th day of December, 1996.



                                       SPORTS & RECREATION REINCORPORATION, INC.

                                       By: /s/  Stephen Bebis
                                          ----------------------------------
                                       Its: President


                                       SPORTS & RECREATION, INC.

                                       By: /s/  Stephen Bebis
                                          ----------------------------------
                                       Its: President





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